Exhibit 4

TO BE USED ONLY IN CONJUNCTION WITH
AN INVESTMENT IN UNITS OFFERED THROUGH
THE  OFFERING CIRCULAR DATED September __, 2015.

THIS SUBSCRIPTION AGREEMENT is made as of this ___ day of ____________, 2015, by and between LUNA AZUL DEVELOPMENT FUND LLC, a Delaware limited liability company (the “Fund”), and the undersigned subscriber (the “Subscriber”).

The Fund desires to obtain financing by selling up to two hundred (200) investment units (“Units”) at $25,000 per Unit. Subscriber desires to purchase the number of Units set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY THE SUBSCRIBER.

1.1           Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of Units for the purchase price set forth upon the signature page hereof, and the Fund agrees to sell such Units to the Subscriber at a purchase price equal to such amount.  The purchase price is payable by check or wire transfer on terms set forth in Section 2.3. The Subscriber understands that their admission to the Fund as a Member is contingent upon the acceptance in writing of the Subscription by the Fund.  The Subscriber understands that pending such acceptance, the check will be deposited in an escrow account and the other documents the Subscriber furnished will be held in trust by the Fund. The Subscriber represents that he/she is a resident of the United States, unless otherwise identified in Section 1.4 hereinbelow.

1.2           The Subscriber recognizes that the purchase of Units involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he/she may not be able to liquidate his investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) he/she could sustain a complete loss of his/her entire investment.

1.3           The Subscriber represents that (i) he/she is competent to understand and does understand the nature of the investment, and (ii) he/she is able to bear the economic risk of this investment.

1.4           The Subscriber acknowledges and represents that his/her investment does not and will not exceed any additional net worth requirements imposed by the Subscriber’s state of residence.

1.5           The Subscriber acknowledges and represents that he/she has significant prior investment experience and that he/she recognizes the highly speculative nature of this investment. The Subscriber has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of investment in the Fund; and has the capacity to protect his/her interest in connection with an investment in the Fund.

1.6            The Subscriber hereby represents that he/she has been furnished by the Fund during the course of this transaction with all information regarding the Fund which he/she requested or desired to know; that all other documents which could be reasonably provided have been made available for his/her inspection and review; and that he/she has been offered the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Fund concerning the Fund and the terms and conditions of this offering.

Luna Azul Development Fund, LLC
Subscription Agreement; Page 1

1.7           The Subscriber hereby specifically accepts and adopts each and every  provision of the Fund’s Limited Liability Company Agreement (the “LLC Agreement”), and executes this Subscription Agreement as a counterpart signature page to that LLC Agreement. The Subscriber has read and understands the LLC Agreement, the Offering Circular, this Subscription Agreement and any other related documents (the “Offering Materials”).

1.8           The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to his/her or their net worth and the investment in the Fund will not cause such overall commitment to be excessive.

1.9           The Subscriber represents that the Units are being purchased for his/her/their own account, for investment and not for distribution or resale to others. The Subscriber agrees that he/she will not sell, transfer or otherwise dispose of any of the Units unless they are registered under the Act or unless an exemption from such registration is available.

1.10          The Subscriber agrees that the Fund may, if it desires, permit the transfer of the Units by the Subscriber out of his/her name only when his/her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Fund that the proposed sale, transfer or disposition does not result in a violation of the Act or any applicable state or province blue sky laws (collectively, “Securities Laws”). The Subscriber agrees to hold the Fund and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer or other disposition of the Units by the undersigned  Subscriber in violation of any Securities Laws or any misrepresentation herein.

1.11          The Subscriber acknowledges and agrees that the Fund is relying on the Subscriber’s representations contained in this Agreement in determining whether to accept this Subscription. The Subscriber agrees that the Fund reserves the unrestricted right to request and require additional information from Subscriber, reject or limit any Subscription, and to close the offer at any time.

1.12          The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and Subscriber further agrees that until the closing on the Units subscribed for he/she shall inform the Fund immediately of any changes in any of the representations provided by the Subscriber hereunder.

1.14          The Subscriber is aware of the following:

(a)	The Fund has no financial or operating history;

(b)           There are substantial restrictions on the transferability of the Units; the Units will not be, and investors in the Fund have no rights to require that the Units be registered under the Securities Act of 1933, or any other state or federal act, and any such registration is unlikely;

(c)            Financial projections and forecasts, if any, in the materials provided by the Fund are only management’s estimates based on assumptions therein stated. There is no assurance or guarantee that any such projections and forecasts will be met;

(d)           At any time, the amount of distributions or tax effects that may be available as a result of investment in the Fund is not susceptible to absolute prediction, and different future occurrences, interpretations or new developments in rulings of the Internal Revenue Service, court decisions or legislative changes may have an adverse effect thereon;

Luna Azul Development Fund, LLC
Subscription Agreement; Page 2

(e)            No federal or state agency has made any finding or determination whatsoever as to the fairness for public investment, nor any recommendation nor endorsement, of the Units;

1.15         The Subscriber acknowledges and agrees that, except as set forth in the Offering Materials, no other facts or assumptions have been represented, guaranteed or warranted to me, or us, by any person, expressly or by implication.

2.	TERMS OF OFFERING

2.1           The Offering commenced on _______, 2015 and will terminate upon the  earlier of: (i) the completion of the sale of all of the Units, or (ii) September 30, 2016. The Offering may be extended by the Fund in its sole discretion (the “Offering Period”).  After the Fund accepts subscriptions totaling at least $2.4M, then the Offering may be closed from time to time, in tranches of any number of Units (collectively the “Closings”).

2.2	All funds paid hereunder shall be immediately available to the Fund.

2.3           The Subscriber hereby agrees to purchase the number of Units from the Fund set forth upon the signature page hereof. The Subscriber must purchase a minimum of one (1) or more Units for his/her initial Subscription with a purchase price of $25,000 per Unit. The purchase price is payable by check or wire transfer to the Fund. If the Fund declines to accept this Subscription, the Fund will return Subscription funds to the undersigned without interest thereon or deduction there from.

2.4           The Subscriber acknowledges that this is a Regulation A offering.

2.5           Closings on Subscriptions shall be held as soon as practicable following the Fund’s acceptance hereof.

3.	MISCELLANEOUS

3.1           Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Fund at 14550 N. Frank Lloyd Wright Blvd., Suite 200, Scottsdale, AZ  85260, and to the Subscriber at his/her address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

3.2           This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. The respective representations, warranties and covenants of the parties set forth in this Agreement shall survive delivery of and payment for the Units contemplated hereunder.

3.3           This Agreement shall be binding upon and inure to the benefit of the  parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

3.4           This Agreement and its validity, construction and performance shall be  governed in all respects by the laws of the state of Florida, without giving effect to the choice of law rules thereof, and by the terms of the Operating Agreement for the Fund.

3.5           This Agreement may be executed in counterparts. Upon the execution and  delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided.

Luna Azul Development Fund, LLC
Subscription Agreement; Page 3

4.	ACCEPTANCE.

Execution of this Subscription Agreement and tender of the payment referenced in Paragraph 1 above shall constitute an irrevocable offer which the Fund may accept or reject; acceptance by the Fund shall be indicated by its causing the undersigned to become a Member of the Fund, subject to the terms of the LLC Agreement or amendment thereto, admitting the undersigned as a Member.

Luna Azul Development Fund, LLC
Subscription Agreement; Page 4

OFFEREE QUESTIONNAIRE
(For Individuals)

In order to comply with the requirements of federal and state securities laws, Units of Luna Azul Development Fund, LLC (the "Company") may be sold only to persons meeting the suitability standards established by the Company.

The purpose of this Offeree Questionnaire is to obtain information from each prospective investor relating to his or her ability to bear the economic risks of the proposed investment.  Such information is required in order to determine whether or not the suitability standards set forth herein have been met by the prospective investor.

By signing this Offeree Questionnaire you agree that it may be shown to such authorized persons as the Company may deem appropriate to establish that the offer and/or sale of this investment in the Company will not result in any violation of any federal or state laws or regulations.

A separate Offeree Questionnaire must be completed for each co-owner of Units.  Additional forms are available from the Company.

You make the following representations with the intent that they may be relied upon by the Company, its principals, Managers, officers, employees and agents designated by the Company.

(Please Print or Type; if more than one subscriber, please provide additional pages with same entries completed for each subscriber)

I.	BIOGRAPHICAL INFORMATION.

A.	Name, Address and Birthdate:

Name:
(Please print)
Address:

Birth Date:

B.           Employer or Business Association and Position:

C.           Business Address and Telephone Number:

D.           Marital Status:   ____ Single    _____ Married

E.           State of Residence: ________________

Voter Registration in Same State:    _____ Yes    _____ No

Luna Azul Development Fund, LLC
Subscription Agreement; Page 5

F.          Please indicate which statement qualifies you for an investment in the Company's securities:

_____	I am an accredited investor.	(Please indicate with an "X" which statement is applicable):

_____	(i) I am a natural person whose individual net worth, or joint net worth with my spouse, at the time of purchase, exceeds $1,000,000, excluding the value of my primary residence; or

_____
(ii)           I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income together with my spouse in excess of $300,000 in each of these years and I reasonably expect an income reaching the same level in the current year

_____	I am NOT an accredited investor.

In calculating "net worth" as required above, the value of home, home furnishings and personal automobiles is excluded, and all assets are valued at fair market value.

II.           SUBSCRIPTION INFORMATION.

Number of Units Subscribed For: _______________

Total Purchase Price of Units Subscribed For: $__________

Make Checks payable to "Luna Azul Development Fund, LLC” and mail payment with a completed and executed Subscription Agreement to:

Luna Azul Development Fund, LLC
14550 N. Frank Lloyd Wright Blvd., Suite 200
Scottsdale, Arizona 85260
Attention: Mark Roth

Manner in which title is to be held:

     _______   Community property (one signature).
     _______   Individual ownership.
     _______   Joint tenancy (both sign).
     _______   Tenancy-in-common (all sign).
     _______   Corporation
     _______   Partnership
     _______   IRA, Keogh, Pension or Profit Sharing Plan
     _______   Trust
     _______   Other (Please indicate)               _________________________

Luna Azul Development Fund, LLC
Subscription Agreement; Page 6

SIGNATURE PAGE
(For Individuals)
TO BE COMPLETED AND SIGNED BY ALL INDIVIDUAL INVESTORS

This page constitutes the Signature Page for all of the following documents:  (a) Subscription Agreement; (b) Offeree Questionnaire; and (c) LLC Agreement.  Execution of this Signature Page constitutes execution of such documents.

     IN WITNESS WHEREOF, the undersigned has executed this document this _____ day of ___________, 2015.

Signature of Individual	Signature of Spouse (or Joint Purchaser, if any)

Print Name of Individual	Print Name of Spouse (or Joint Purchaser, if any)

Social Security Number	Social Security Number

Legal Residence Address of	Legal Residence Address of
Individual (Do not use P.O. Box	Joint Purchaser, if any, (Do not use P.O. Box) (If differ-
ent from address of other joint purchaser)

City	City

State Zip Code	State Zip Code

FOR COMPANY USE ONLY:

SUBSCRIPTION ACCEPTED:

_________ ___, 2015	LUNA AZUL DEVELOPMENT FUND, LLC

By: L.A. Management, LLC, an Arizona limited liability company

Manager

By: Mark Roth, Manager

Luna Azul Development Fund, LLC
Subscription Agreement; Page 7

OFFEREE QUESTIONNAIRE
(For Corporations, Partnerships, Trusts or
other Entity Investors)

In order to comply with the requirements of federal and state securities laws, Units of Luna Azul Development Fund, LLC (the "Company") may be sold only to persons or entities meeting the suitability standards established by the Company.

The purpose of this Offeree Questionnaire is to obtain information from each prospective investor relating to its ability to bear the economic risks of the proposed investment.  Such information is required in order to determine whether or not the suitability standards set forth herein describing the proposed investment have been met by the prospective investor.

By signing this Offeree Questionnaire you agree that it may be shown to such authorized persons as the Company may deem appropriate to establish that the offer and/or sale of this investment in the Company will not result in any violation of any federal or state laws or regulations.  A separate Offeree Questionnaire must be completed for each co-owner of any Note.  Additional forms are available from the Company.

You may make the following representations with the intent that they may be relied upon by the Company, its officers, employees and agents designated by the Company.

(Please Print or Type)

I.  BIOGRAPHICAL INFORMATION.

A.	Name, Address, Date and State of Incorporation:

Name:
(Please print)

Address:

Telephone Number: __________________________________

Date of Formation: __________________________________

State of Formation:__________________________________

B.           Name and Title of Person Authorized to Bind Entity:

Name:  ____________________________________________
Title:____________________________________________

Luna Azul Development Fund, LLC
Subscription Agreement; Page 8

C.           Please indicate which statement qualifies the entity for an investment in the Company’s securities:

_____	This entity is an accredited investor. (Please indicate with an "X" which statement is applicable):

_____	(i)
This is an organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

_____	(ii)
This is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, the purchase of which is directed by a sophisticated person as described under Rule 506(b)(2)(ii) of Regulation D promulgated under the Act; or

______	(iii)	This is an entity wholly owned by equity holders each of whom meets the standards set forth under the following subparagraphs (Please indicate which subparagraph applies):

_____	(a)	natural persons whose individual net worth, or joint net worth with spouse, at the time of purchase, exceeds $1,000,000 (excluding the value of such person’s or persons’ primary residence; or

_____	(b)
natural persons who had an individual income in excess of $200,000 in each of the two most recent years or joint income together with such person's spouse in excess of $300,000 in each of these years and who reasonably expects an income reaching the same level in the current year; or

_____	(c)	directors or executive officers of the Company.

D.           Trusts must attach the following:

1.	Declaration of Trust or other governing instrument.
2.	Certificate or document evidencing authorization to purchase the Units.

E.           Partnerships must attach the following:

1.	Certified Copy of the current Partnership Agreement.
2.	Evidence of authority to purchase the Units.

F.           Corporations must attach the following:

1.	Articles of Incorporation and Bylaws.
2.	Certified corporate resolution authorizing to purchase the Units.

I.	Limited liability companies must attach the following:

1.	Certificate of Formation.
2.	Current Operating Agreement

Luna Azul Development Fund, LLC
Subscription Agreement; Page 9

II.           SUBSCRIPTION INFORMATION.

Number of Units Subscribed For: _______________

Total Purchase Price of Units Subscribed For: $__________

Make Checks payable to "Luna Azul Development Fund, LLC” and mail payment with a completed and executed Subscription Agreement to:

Luna Azul Development Fund, LLC
14550 N. Frank Lloyd Wright Blvd., Suite 200
Scottsdale, Arizona 85260
Attention: Mark Roth

Luna Azul Development Fund, LLC
Subscription Agreement; Page 10

SIGNATURE PAGE
(For Corporations, Partnerships,
Trusts or Other Entities)
TO BE COMPLETED AND SIGNED BY ALL INVESTORS
WHO ARE PARTNERSHIPS, CORPORATIONS, LIMITED LIABILITY COMPANIES OR TRUSTS

This page constitutes the Signature Page for the following documents:  (a) Subscription Agreement; (b) LLC Agreement; and (c) Offeree Questionnaire.  Execution of this Signature Page constitutes execution of such documents.

     IN WITNESS WHEREOF, the undersigned has executed the Subscription Agreement and Offeree Questionnaire this ___ day of _____________, 2015.

Print Name of Partnership,	Location of Principal Place of Business
Corporation, Limited Liability
Company, Trust or Other
Entity

Read and approved.

By:
	Signature of Authorized	City
Representative

State Zip Code

	Print Name of Authorized	State of Organization or
	Representative	Incorporation

	Title of Authorized	Tax Identification Number of
	Representative	Partnership, Corporation,
Trust, or Other Entity

FOR COMPANY USE ONLY:	LUNA AZUL DEVELOPMENT FUND, LLC
SUBSCRIPTION ACCEPTED:
By: L.A. Management, LLC, an Arizona limited liability company

_________ ___, 2015	Manager

By: Mark Roth, Manager

Luna Azul Development Fund, LLC
Subscription Agreement; Page 11